Exhibit (d.2)

Schedule A

to the

Investment Advisory Agreement dated May 12, 2000

between

iShares Trust

and

Barclays Global Fund Advisors

Pursuant to Section 4, the Trust shall pay the Adviser compensation at the following annual rates:

Fund	Annual Fee

iShares Cohen & Steers Realty Majors Index Fund	0.35%

iShares Dow Jones EPAC Select Dividend Index Fund	0.50%
iShares Dow Jones Select Dividend Index Fund	0.40%
iShares Dow Jones Transportation Average Index Fund	0.48%
iShares Dow Jones U.S. Aerospace & Defense Index Fund	0.48%
iShares Dow Jones U.S. Basic Materials Sector Index Fund	0.48%
iShares Dow Jones U.S. Broker-Dealers Index Fund	0.48%
iShares Dow Jones U.S. Consumer Goods Sector Index Fund	0.48%
iShares Dow Jones U.S. Consumer Services Sector Index Fund	0.48%
iShares Dow Jones U.S. Energy Sector Index Fund	0.48%
iShares Dow Jones U.S. Financial Sector Index Fund	0.48%
iShares Dow Jones U.S. Financial Services Index Fund	0.48%
iShares Dow Jones U.S. Healthcare Providers Index Fund	0.48%
iShares Dow Jones U.S. Healthcare Sector Index Fund	0.48%
iShares Dow Jones U.S. Home Construction Index Fund	0.48%
iShares Dow Jones U.S. Industrial Sector Index Fund	0.48%
iShares Dow Jones U.S. Insurance Index Fund	0.48%
iShares Dow Jones U.S. Medical Devices Index Fund	0.48%
iShares Dow Jones U.S. Oil & Gas Exploration & Production Index Fund	0.48%
iShares Dow Jones U.S. Oil Equipment & Services Index Fund	0.48%
iShares Dow Jones U.S. Pharmaceuticals Index Fund	0.48%
iShares Dow Jones U.S. Real Estate Index Fund	0.48%
iShares Dow Jones U.S. Regional Banks Index Fund	0.48%
iShares Dow Jones U.S. Technology Sector Index Fund	0.48%
iShares Dow Jones U.S. Telecommunications Sector Index Fund	0.48%
iShares Dow Jones U.S. Total Market Index Fund	0.20%

iShares Dow Jones U.S. Utilities Sector Index Fund	0.48%
iShares FTSE NAREIT Real Estate 50 Index Fund	0.48%
iShares FTSE NAREIT Residential Index Fund	0.48%
iShares FTSE NAREIT Industrial/Office Index Fund	0.48%
iShares FTSE NAREIT Retail Index Fund	0.48%
iShares FTSE NAREIT Mortgage REITs Index Fund	0.48%
iShares FTSE/Xinhua China 25 Index Fund	0.74%

iShares Goldman Sachs Natural Resources Index Fund	0.48%
iShares Goldman Sachs Networking Index Fund	0.48%
iShares Goldman Sachs Semiconductor Index Fund	0.48%
iShares Goldman Sachs Software Index Fund	0.48%
iShares Goldman Sachs Technology Index Fund	0.48%

iShares iBoxx $ High Yield Corporate Bond Fund	0.50%

Fund	Annual Fee

iShares iBoxx $ Investment Grade Corporate Bond Fund (formerly known as GS $ InvesTopTM Corporate Bond Fund)	0.15%

iShares KLD 400 Social Index Fund	0.50%
iShares KLD Select SocialSM Index Fund	0.50%
iShares Lehman 1-3 Year Credit Bond Fund	0.20%
iShares Lehman 1-3 Year Treasury Bond Fund	0.15%
iShares Lehman 3-7 Year Treasury Bond Fund	0.15%
iShares Lehman 7-10 Year Treasury Bond Fund	0.15%
iShares Lehman 10-20 Year Treasury Bond Fund	0.15%
iShares Lehman 20+ Year Treasury Bond Fund	0.15%
iShares Lehman Aggregate Bond Fund	0.20%
iShares Lehman Credit Bond Fund	0.20%
iShares Lehman Government/Credit Bond Fund	0.20%
iShares Lehman Intermediate Credit Bond Fund	0.20%
iShares Lehman Intermediate Government/Credit Bond Fund	0.20%
iShares Lehman MBS Fixed-Rate Bond Fund	0.25%
iShares Lehman Short Treasury Bond Fund	0.15%
iShares Lehman TIPS Bond Fund	0.20%

iShares Morningstar Large Core Index Fund	0.20%
iShares Morningstar Large Growth Index Fund	0.25%
iShares Morningstar Large Value Index Fund	0.25%
iShares Morningstar Mid Core Index Fund	0.25%
iShares Morningstar Mid Growth Index Fund	0.30%
iShares Morningstar Mid Value Index Fund	0.30%
iShares Morningstar Small Core Index Fund	0.25%
iShares Morningstar Small Growth Index Fund	0.30%
iShares Morningstar Small Value Index Fund	0.30%

iShares MSCI EAFE Growth Index Fund	0.40%
iShares MSCI EAFE Value Index Fund	0.40%

iShares Nasdaq Biotechnology Index Fund	0.48%

iShares NYSE 100 Index Fund	0.20%
iShares NYSE Composite Index Fund	0.25%

iShares Russell 1000 Growth Index Fund	0.20%
iShares Russell 1000 Index Fund	0.15%
iShares Russell 1000 Value Index Fund	0.20%
iShares Russell 2000 Growth Index Fund	0.25%
iShares Russell 2000 Index Fund	0.20%
iShares Russell 2000 Value Index Fund	0.25%
iShares Russell 3000 Growth Index Fund	0.25%
iShares Russell 3000 Index Fund	0.20%
iShares Russell 3000 Value Index Fund	0.25%
iShares Russell MicrocapTM Index Fund	0.60%
iShares Russell Midcap Growth Index Fund	0.25%
iShares Russell Midcap Index Fund	0.20%
iShares Russell Midcap Value Index Fund	0.25%

iShares S&P 100 Index Fund	0.20%

Fund	Annual Fee
iShares S&P 1500 Index Fund	0.20%
iShares S&P 500 Growth Index Fund	0.18%
iShares S&P 500 Index Fund	0.09%
iShares S&P 500 Value Index Fund	0.18%
iShares S&P Europe 350 Index Fund	0.60%
iShares S&P Global 100 Index Fund	0.40%
iShares S&P Global Consumer Discretionary Sector Index Fund	0.48%
iShares S&P Global Consumer Staples Sector Index Fund	0.48%
iShares S&P Global Energy Sector Index Fund	0.48%
iShares S&P Global Financials Sector Index Fund	0.48%
iShares S&P Global Healthcare Sector Index Fund	0.48%
iShares S&P Global Industrials Sector Index Fund	0.48%
iShares S&P Global Materials Sector Index Fund	0.48%
iShares S&P Global Technology Sector Index Fund	0.48%
iShares S&P Global Telecommunications Sector Index Fund	0.48%
iShares S&P Global Utilities Sector Index Fund	0.48%
iShares S&P Latin America 40 Index Fund	0.50%
iShares S&P MidCap 400 Growth Index Fund	0.25%
iShares S&P MidCap 400 Index Fund	0.20%
iShares S&P MidCap 400 Value Index Fund	0.25%
iShares S&P National Municipal Bond Fund	0.30%
iShares S&P SmallCap 600 Growth Index Fund	0.25%
iShares S&P SmallCap 600 Index Fund	0.20%
iShares S&P SmallCap 600 Value Index Fund	0.25%
iShares S&P/TOPIX 150 Index Fund	0.50%
iShares S&P U.S. Preferred Stock Index Fund	0.48%
iShares S&P World ex-U.S. Property Index Fund	0.48%

Advisory Fee for iShares MSCI EAFE Index Fund

0.35% per annum of the aggregate net assets less than or equal to $30.0 billion plus 0.32% per annum of the aggregate net assets between $30.0 billion and $60.0 billion plus 0.28% per annum of the aggregate net assets in excess of $60.0 billion

Approved by the Board of Trustees of iShares Trust on June 13-14, 2007.